Exhibit 99.1

NEWS RELEASE

For Immediate Release:	For Further Information Contact:
August 27, 2007	Media: Jan Sieving +1 832 513 1111
Analysts: Marty Spake +1 832 513 1245
CB&I TO ACQUIRE LUMMUS GLOBAL
Transaction Expected to be Accretive to 2008 Earnings
Adds Complementary Technologies to Serve High Growth Energy Market
THE WOODLANDS, Texas – August 27, 2007 — CB&I (NYSE: CBI) announced today that it has entered into a definitive agreement to acquire the Lummus Global business from ABB for an enterprise value of $950 million on a debt and cash free basis, subject to adjustments at closing. The acquisition is expected to close in the fourth quarter of 2007, pending CB&I shareholder and customary regulatory approvals.
Lummus Global is a leading provider of process technologies used in the oil & gas and petrochemical industries, as well as a global EPC contractor. The company is widely recognized for its expertise in ethylene and olefins technologies, having licensed approximately 40 percent of all such projects worldwide over the last decade. It also holds a market-leading position in hydrocracking projects. With 2,400 employees worldwide, Lummus Global has 70 proprietary technologies, more than 1,000 patents and an established global presence including Europe, the Middle East, Africa, China, Russia and the U.S.
The combination of CB&I’s EPC experience and Lummus’ technology expertise creates a strategic advantage in the marketplace. The combined company will be able to provide clients a full range of complementary services across the entire hydrocarbon value chain, from proprietary technology to engineering, procurement, fabrication, construction and final commissioning.
“This is a compelling strategic opportunity which will enable CB&I to better respond to the growing demand for energy infrastructure around the world,” said Philip K. Asherman, President and CEO. “The acquisition transforms CB&I into a fully integrated provider with full scale capabilities in the global hydrocarbon sector. While we expect the acquisition to be accretive to 2008 earnings per share, it is even more significant in terms of enhancing CB&I’s future growth potential. Lummus Global has established an excellent reputation over the past 100 years and we intend to fully capitalize on the company’s expertise and downstream capabilities. We are excited to welcome Lummus to CB&I.”
CB&I estimates Lummus Global will have revenues of approximately $1.0 billion 2007, and expects the opportunities provided by the acquisition to drive substantial revenue and earnings growth in 2008 and beyond. The acquisition will be funded using a combination of cash and debt, with a possible subsequent issuance of common stock following the closing.

Webcast
CB&I will host a conference call August 27, 2007 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss the acquisition. The webcast will be available at www.shareholder.com/cbi/medialist.cfm or at www.CBI.com Investor Relations / Presentations & Webcasts.
About CB&I
CB&I executes more than 500 projects each year and is one of the world’s leading engineering, procurement and construction (EPC) companies, specializing in projects for customers that produce, process, store and distribute the world’s natural resources. With more than 60 locations and approximately 14,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.
About ABB
ABB (www.abb.com) is a leader in power and automation technologies that enable utility and industry customers to improve their performance while lowering environmental impact. The ABB Group of companies operates in around 100 countries and employs about 111,000 people.
Additional Information
This press release may be deemed to be soliciting material relating to the proposed acquisition by CB&I. In connection with the proposed acquisition, CB&I will be seeking shareholder approval of the acquisition, which is required under Netherlands law, and will file a proxy statement and other relevant documents concerning the proposed acquisition with the Securities and Exchange Commission (SEC). Investors and securities holders of CB&I are urged to read the proxy statement when it becomes available because it will contain important information about the proposed acquisition. The definitive proxy statement will be mailed to CB&I shareholders. Investors and security holders may obtain a copy of such documents free of charge from the SEC’s website at www.sec.gov. Copies of such documents may also be obtained free of charge from CB&I’s website at www.cbi.com.
Participants in the Solicitation
CB&I and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CB&I’s shareholders in favor of the proposed acquisition. Information regarding CB&I’s directors and executive officers is available in CB&I’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 10, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available. You can obtain free copies of these documents from CB&I using the contact information above.

Any statements made in this release that are not based on historical fact are forward-looking statements and represent management’s best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward-looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company’s ability to realize cost savings from its expected performance of contracts; the uncertain timing and funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price, target price or similar contracts whether as the result of improper estimates or otherwise; risks associated with percentage-of-completion accounting; the Company’s ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather conditions may affect the Company’s performance and timeliness of completion, which could lead to increased costs and affect the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company’s customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company’s revenue; lower than expected growth in Company’s primary end markets, including but not limited to LNG and refining and related processes; risks inherent in acquisitions and the Company’s ability to obtain financing for proposed acquisitions; the Company’s ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including but not limited to pending securities class action litigation, and the potential effect on the Company’s business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company’s business, financial condition and results of operations; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company’s obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, and U.S. tax treaties with non-U.S. countries (including The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under “Risk Factors” as set forth in the Company’s Form 10-K filed with the SEC for the year ended Dec. 31, 2006. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
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